MOODY'S CORPORATION REPORTS RESULTS
FOR THIRD QUARTER 2023

NEW YORK, NY - October 25, 2023 - Moody's Corporation (NYSE: MCO) today announced results for the third quarter 2023 and updated its outlook for full year 2023.

THIRD QUARTER SUMMARY FINANCIALS

Moody’s Corporation (MCO) Revenue	Moody’s Analytics (MA) Revenue	Moody’s Investors Service (MIS) Revenue
3Q 2023	3Q 2023	3Q 2023
$1.5 billion ⇑ 15%	$776 million ⇑ 13%	$696 million ⇑ 18%
YTD 2023	YTD 2023	YTD 2023
$4.4 billion ⇑ 6%	$2.3 billion ⇑ 10%	$2.2 billion ⇑ 2%

MCO Diluted EPS	MCO Adjusted Diluted EPS[1]	MCO FY 2023 Projected
3Q 2023	3Q 2023	Diluted EPS
$2.11 ⇑ 28%	$2.43 ⇑ 31%	$8.60 to $9.10
YTD 2023	YTD 2023	Adjusted Diluted EPS[1]
$6.88 ⇑ 13%	$7.71 ⇑ 11%	$9.75 to $10.25

“Moody’s achieved impressive double-digit revenue growth during the third quarter, reflecting the rebound in issuance and demonstrating the resiliency and relevance of our business and the increasing demand for our unparalleled research, data and solutions. We are in a new era of exponential risk which requires an urgent evolution for our customers. To address this, Moody’s is investing in the momentum of the business and introducing transformative technologies to advance our capabilities, help our customers navigate decision-making at speed and scale and drive long-term sustainable growth. As a result of our robust year-to-date performance, we are reaffirming our full year adjusted diluted EPS guidance range of $9.75 to $10.25.”

Rob Fauber President and Chief Executive Officer

[1] Refer to the tables at the end of this press release for reconciliations of adjusted and constant currency measures to U.S. GAAP.

REVENUE

Moody’s Corporation (MCO)

Quarterly Revenue ($ millions)

$1,275
$590
$685
$1,472
$696
$776
3Q 2022
3Q 2023
MA
MIS

Year-to-Date Revenue ($ millions)

$4,178
$2,123
$2,055
$4,436
$2,176
$2,260
2022
2023
MA
MIS

Third Quarter 2023	Year-to-Date 2023
•Revenue increased 15% from the prior-year period.
•MA’s revenue grew 13% from the prior-year period, and included double-digit growth across all lines of business.
•MIS’s revenue grew 18%, relative to issuance growth of 12%, and benefitted from a favorable mix of leveraged finance and infrequent banking issuer activity.

•Revenue increased 6% from the prior-year period.
•MA’s revenue grew 10% from the prior-year period and represented 51% of MCO’s total revenue, up from 49% in the first nine months of 2022.
•MIS’s revenue grew 2% as demand for high-quality credits increased investment grade issuance by 18%, while the elevated interest rate environment resulted in lower securitization activity.

Moody’s Analytics (MA)

Quarterly Revenue ($ millions)
$685
$176
$201
$308
3Q 2022
$776
$200
$222
$354
3Q 2023
Decision Solutions
Research & Insights
Data & Information

Year-to-Date Revenue ($ millions)
$2,055
$532
$607
$916
$2,260
$584
$654
$1,022
2022
2023
Decision Solutions
Research & Insights
Data & Information

Annualized Recurring Revenue ($ millions)
$2,595
$711
$787
$1,097
3Q 2022
$2,851
$782
$853
$1,216
3Q 2023
Decision Solutions
Research & Insights
Data & Information

Annualized Recurring Revenue
Year-over-Year Growth
9%
9%
8%
10%
10%
10%
8%
11%
3Q 2022
3Q 2023
Decision Solutions
Research & Insights
Data & Information

Third Quarter 2023	Year-to-Date 2023
•Revenue increased 13% as reported and 11% on a constant currency basis[1].
•Decision Solutions revenue grew 15%, or 13% on a constant currency basis[1]. Banking, Insurance and Know Your Customer (KYC) revenue grew 18%, 7% and 25%, respectively.
•Research & Insights revenue increased 10%, or 9% on a constant currency basis[1], reflecting strong new sales of CreditView and Structure Finance products to corporate customers.
•Data & Information revenue increased 14%, or 9% on a constant currency basis[1]. Underlying growth continues to be driven by rising demand for ratings data feeds.

•Revenue increased 10% from the prior-year period. Foreign currency translation had an immaterial impact on MA’s revenue.
•ARR was $2.9 billion, up 10%. Decision Solutions, Research & Insights and Data & Information ARR grew 11%, 8% and 10%, respectively.
•Within Decision Solutions, ARR growth for Banking, Insurance and KYC was 10%, 8% and 18%, respectively, driven by robust growth from corporate and government customers.
•Data & Information ARR increased 10% reflecting growing demand for master data management, supply chain and tax use cases.

Moody’s Investors Service (MIS)

Quarterly Revenue ($ millions)
$590
$92
$109
$101
$277
$696
$115
$126
$102
$346
3Q 2022
3Q 2023
Corporate Finance
Structured Finance
Financial Institutions
Public, Project and Infrastructure Finance
MIS Other

Year-to-Date Revenue ($ millions)
$2,123
$337
$368
$368
$1,016
$2,176
$371
$413
$303
$1,067
2022
2023
Corporate Finance
Structured Finance
Financial Institutions
Public, Project and Infrastructure Finance
MIS Other

Third Quarter 2023	Year-to-Date 2023
•Revenue grew 18% compared to the prior-year period.
•Revenue growth was driven by leveraged finance, notably in bank loans, which had its strongest quarter since the start of 2022.
•Structured Finance issuance activity remained muted; however, revenue grew marginally due to an increase in recurring revenue and a lower prior-year comparable.

•Revenue increased 2% compared to the prior-year period.
•Market conditions became more constructive, though macroeconomic concerns continued to constrain issuance.
•Revenue growth was supported by improved investment and speculative grade bond activity, and a continued favorable mix from infrequent bank and insurance issuers; offset by lower leveraged loan and Structured Finance issuance volumes.

OPERATING EXPENSES AND MARGIN

MCO Operating Expenses

Third Quarter 2023	Year-to-Date 2023
•Operating expenses grew 9% versus the prior-year period, including 2% from higher incentive compensation accruals and 2% from unfavorable impacts of foreign currency translation.
•Restructuring charges contributed 3% to expense growth as $27 million of costs were recorded in the third quarter related to actions pursuant to the 2022 – 2023 Geolocation Restructuring Program. These actions will improve operating leverage and unlock capacity for strategic investments.

•Operating expenses grew 8% versus the prior-year period, with 3% attributed to incentive compensation accruals and stock-based compensation.
•Investments to support current and future growth initiatives continue to be balanced by ongoing efficiency programs.
•Total restructuring charges are expected to be in the range of $70 to $90 million during 2023.

Operating Margin and Adjusted Operating Margin[1]

Quarterly MCO Operating Margin &
Adjusted Operating Margin
32.4%
36.3%
39.0%
44.6%
Operating Margin
Adjusted Operating Margin
3Q 2022
3Q 2023

Year-to-Date MCO Operating Margin &
Adjusted Operating Margin
37.7%
36.9%
44.3%
44.3%
Operating Margin
Adjusted Operating Margin
2022
2023

Quarterly MA & MIS
Adjusted Operating Margin
30.3%
33.6%
45.7%
53.2%
MA
MIS
3Q 2022
3Q 2023

Year-to-Date MA & MIS
Adjusted Operating Margin
30.9%
30.2%
53.9%
55.3%
MA
MIS
2022
2023

Third Quarter 2023	Year-to-Date 2023
•MCO’s operating margin was 36.3% and adjusted operating margin[1] was 44.6%.
•Foreign currency translation had an immaterial impact on both operating and adjusted operating margins[1].
•MA’s adjusted operating margin was 33.6%, supported by cost control initiatives to enable future investment capacity.
•MIS’s adjusted operating margin of 53.2% reflected strong revenue growth and disciplined expense management.

•MCO’s operating margin was 36.9% and adjusted operating margin[1] was 44.3%.
•Foreign currency translation had an immaterial impact on both operating and adjusted operating margins[1].
•Decisive cost management actions enable steady improvement in operating leverage and reinvestment opportunities to drive future growth.

EARNINGS PER SHARE (EPS)

Diluted EPS and Adjusted Diluted EPS[1]

Third Quarter 2023	Year-to-Date 2023
•Diluted and adjusted diluted EPS[1] increased from the prior-year period on higher operating income, reflecting MA and MIS’s revenue growth and a disciplined approach to expense management.
•The Effective Tax Rate (ETR) was 19.9%, in line with 20.5% reported in the prior-year period.

•ETR was 14.6%, significantly lower than the 21.3% reported in the prior-year period, primarily due to the favorable resolutions of uncertain tax positions within U.S. domestic and foreign tax jurisdictions in the first quarter of 2023 that are not expected to occur to a similar magnitude in future quarters.

CAPITAL ALLOCATION AND LIQUIDITY

Capital Returned to Shareholders & Free Cash Flow[1]

•Cash flow from operations year-to-date was $1,674 million and free cash flow[1] was $1,476 million.
•The increase in free cash flow[1] year-to-date is attributable to a combination of an improvement in working capital and higher net income.
•On October 23, 2023, the Board of Directors declared a regular quarterly dividend of $0.77 per share of MCO Common Stock. The dividend will be payable on December 15, 2023, to stockholders of record at the close of business on November 24, 2023.
•During the third quarter of 2023, Moody’s repurchased 0.5 million shares at an average cost of $337.46 per share and issued net 0.1 million shares as part of its employee stock-based compensation programs. The net amount included shares withheld for employee payroll taxes.
•As of September 30, 2023, Moody’s had 183 million shares outstanding, with approximately $572 million of share repurchase authority remaining.
•As of September 30, 2023, Moody's had $6.9 billion of outstanding debt and an undrawn $1.25 billion revolving credit facility.

ASSUMPTIONS AND OUTLOOK
Moody’s updated outlook for full year 2023, as of October 25, 2023, reflects assumptions about numerous factors that could affect its business and is based on currently available information reviewed by management through, and as of, today’s date. These assumptions include, but are not limited to, the effects of current economic conditions, including the effects of interest rates, inflation, foreign currency exchange rates, capital markets’ liquidity, and activity in different sectors of the debt markets. This outlook also reflects assumptions about global GDP growth, and the impacts resulting from changes in international conditions, including as a result of the Russia-Ukraine military conflict, and more recently the military conflict in Israel and surrounding areas. Actual full year 2023 results could differ materially from Moody’s current outlook.
This outlook incorporates various specific macroeconomic assumptions, including:

Forecasted Item	Current assumption	Last publicly disclosed assumption
U.S. GDP(1) growth	1.5% - 2.5%	0.5% - 1.5%
Euro area GDP(1) growth	0.0% - 1.0%	NC
Global benchmark rates	Remain elevated, with U.S. Fed funds rate above 5%, followed by the potential for rate reductions in 2Q 2024	Remain elevated, with U.S. Fed funds rate above 5%, followed by the potential for rate reductions in early 2024
U.S. high yield spreads	To fluctuate around 400 - 450 bps, with periodic volatility	Average approximately 500 bps, with periodic volatility
U.S. inflation rate	To decline below 3% by year-end	NC
Euro area inflation rate	Large economies decline to between 3% and 4% by year-end	Large economies decline to between 3% and 5% by year-end, with considerable variation among countries
U.S. unemployment rate	Rise toward 3.8% by year-end	Rise toward 4% by year-end
Global high yield default rate	Rise to 4.5% - 5.0% by year-end	NC
Global MIS rated issuance	Increase in the low-to-mid-single-digit percent range	Increase in the mid-single-digit percent range
GBP/USD exchange rate	$1.22 for the remainder of the year	$1.27 for the remainder of the year
EUR/USD exchange rate	$1.06 for the remainder of the year	$1.09 for the remainder of the year
NC - There is no difference between the Company’s current assumption and the last publicly disclosed assumption for this item.
Note: All current assumptions are as of October 25, 2023. All last publicly disclosed assumptions are as of July 25, 2023.
(1) GDP growth represents real GDP.

A full summary of Moody's full year 2023 guidance as of October 25, 2023, is included in Table 11 – “2023 Outlook” at the end of this press release.

TELECONFERENCE DETAILS

Date and Time	October 25, 2023, at 11:30 a.m. Eastern Time (ET).
Webcast	The webcast and its replay can be accessed through Moody’s Investor Relations website, ir.moodys.com, within “Events & Presentations.”
Dial In	U.S. and Canada	‘+1-888-330-2508
	Other callers	‘+1-240-789-2735
	Passcode	9302427
Dial In Replay	A replay will be available immediately after the call on October 25, 2023, and until November 25, 2023.
	U.S. and Canada	‘+1-800-770-2030
	Other callers	‘+1-647-362-9199
	Passcode	9302427

ABOUT MOODY’S CORPORATION
Moody’s (NYSE: MCO) is a global risk assessment firm that empowers organizations to make better decisions. Its data, analytical solutions and insights help decision-makers identify opportunities and manage the risks of doing business with others. We believe that greater transparency, more informed decisions, and fair access to information open the door to shared progress. With approximately 15,000 employees in more than 40 countries, Moody’s combines international presence with local expertise and over a century of experience in financial markets. Learn more at moodys.com/about.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Certain statements contained in this document are forward-looking statements and are based on future expectations, plans and prospects for Moody’s business and operations that involve a number of risks and uncertainties. Such statements involve estimates, projections, goals, forecasts, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements. Stockholders and investors are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements and other information in this document are made as of the date hereof, and Moody’s undertakes no obligation (nor does it intend) to publicly supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise, except as required by applicable law or regulation. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Moody’s is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. These factors, risks and uncertainties include, but are not limited to: the impact of current economic conditions, including capital market disruptions, inflation and related monetary policy actions by governments in response to inflation, on worldwide credit markets and on economic activity, including on the volume of mergers and acquisitions, and their effects on the volume of debt and other securities issued in domestic and/or global capital markets; the uncertain effectiveness and possible collateral consequences of U.S. and foreign government initiatives and monetary policy to respond to the current economic climate, including instability of financial institutions, credit quality concerns, and other potential impacts of volatility in financial and credit markets; the global impacts of the Russia - Ukraine military conflict and more recently the military conflict in Israel and surrounding areas, on volatility in world financial markets, on general economic conditions and GDP in the U.S. and worldwide, on global relations and on the Company's own operations and personnel; other matters that could affect the volume of debt and other securities issued in domestic and/or global capital markets, including regulation, increased utilization of technologies that have the potential to intensify competition and accelerate disruption and disintermediation in the financial services industry, as well as the number of issuances of securities without ratings or securities which are rated or evaluated by non-traditional parties; the level of merger and acquisition activity in the U.S. and abroad; the uncertain effectiveness and possible collateral consequences of U.S. and foreign government actions affecting credit markets, international trade and economic policy, including those related to tariffs, tax agreements and trade barriers; the impact of MIS’s withdrawal of its credit ratings on countries or entities within countries and of Moody’s no longer conducting commercial operations in countries where political instability warrants such actions; concerns in the marketplace affecting our credibility or otherwise affecting market perceptions of the integrity or utility of independent credit agency ratings; the introduction or development of competing and/or emerging technologies and products; pricing pressure from competitors and/or customers; the level of success of new product development and global expansion; the impact of regulation as an NRSRO, the potential for new U.S., state and local legislation and regulations; the potential for increased competition and regulation in the EU and other foreign jurisdictions; exposure to litigation related to our rating opinions, as well as any other litigation, government and regulatory proceedings, investigations and inquiries to which Moody’s may be subject from time to time; provisions in U.S. legislation modifying the pleading standards and EU regulations modifying the liability standards applicable to credit rating agencies in a manner adverse to credit rating agencies; provisions of EU regulations imposing additional procedural and substantive requirements on the pricing of services and the expansion of supervisory remit to include non-EU ratings used for regulatory purposes; uncertainty regarding the future relationship between the U.S. and China; the possible loss of key employees and the impact of the global labor environment; failures or malfunctions of our operations and infrastructure; any vulnerabilities to cyber threats or other cybersecurity concerns; the timing and effectiveness of our restructuring programs, such as the 2022 - 2023 Geolocation Restructuring Program; currency and foreign exchange volatility; the outcome of any review by controlling tax authorities of Moody’s global tax planning initiatives; exposure to potential criminal sanctions or civil remedies if Moody’s fails to comply with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which Moody’s operates, including data protection and privacy laws, sanctions laws, anti-corruption laws, and local laws prohibiting corrupt payments to government officials; the impact of mergers, acquisitions, such as our acquisition of RMS, or other business combinations and the ability of Moody’s to successfully integrate acquired businesses; the level of future cash flows; the levels of capital investments; and a decline in the demand for risk management tools by financial institutions. These factors, risks and uncertainties as well as other risks and uncertainties that could cause Moody’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements are described in greater detail under “Risk Factors” in Part I, Item 1A of Moody’s annual report on Form 10-K for the year ended December 31, 2022, and in other filings made by the Company from time to time with the SEC or in materials incorporated herein or therein. Stockholders and investors are cautioned that the occurrence of any of these factors, risks and uncertainties may cause the Company’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements, which could have a material and adverse effect on the Company’s business, results of operations and financial condition. New factors may emerge from time to time, and it is not possible for the Company to predict new factors, nor can the Company assess the potential effect of any new factors on it. Forward-looking and other statements in this document may also address our corporate responsibility progress, plans, and goals (including sustainability and environmental matters), and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in the Company’s filings with the Securities and Exchange Commission. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

Table 1 - Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Amounts in millions, except per share amounts	2023	2022	2023	2022

Revenue	$1,472	$1,275	$4,436	$4,178

Expenses:
Operating	412	393	1,266	1,203
Selling, general, and administrative	403	385	1,204	1,124
Depreciation and amortization	95	83	276	242
Restructuring	27	1	51	32
Total expenses	937	862	2,797	2,601

Operating income	535	413	1,639	1,577
Non-operating (expense) income, net
Interest expense, net	(66)	(58)	(185)	(166)
Other non-operating income, net	18	26	31	22
Total non-operating (expense) income, net	(48)	(32)	(154)	(144)
Income before provision for income taxes	487	381	1,485	1,433
Provision for income taxes	97	78	217	305
Net income	390	303	1,268	1,128
Less: net income attributable to noncontrolling interests	1	—	1	—
Net income attributable to Moody's Corporation	$389	$303	$1,267	$1,128

Earnings per share attributable to Moody's common shareholders
Basic	$2.12	$1.65	$6.91	$6.13
Diluted	$2.11	$1.65	$6.88	$6.10

Weighted average number of shares outstanding
Basic	183.3	183.2	183.4	184.1
Diluted	184.0	183.9	184.1	184.9

Table 2 - Condensed Consolidated Balance Sheet Data (Unaudited)

Amounts in millions	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$2,006	$1,769
Short-term investments	73	90
Accounts receivable, net of allowance for credit losses of $34 in 2023 and $40 in 2022	1,513	1,652
Other current assets	445	583
Total current assets	4,037	4,094
Property and equipment, net of accumulated depreciation of $1,234 in 2023 and $1,123 in 2022	573	502
Operating lease right-of-use assets	298	346
Goodwill	5,831	5,839
Intangible assets, net	2,058	2,210
Deferred tax assets, net	264	266
Other assets	1,130	1,092
Total assets	$14,191	$14,349
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$938	$1,011
Current portion of operating lease liabilities	105	106
Deferred revenue	1,226	1,258
Total current liabilities	2,269	2,375
Non-current portion of deferred revenue	65	75
Long-term debt	6,851	7,389
Deferred tax liabilities, net	483	457
Uncertain tax positions	208	322
Operating lease liabilities	316	368
Other liabilities	647	674
Total liabilities	10,839	11,660

Total Moody's shareholders' equity	3,191	2,519
Noncontrolling interests	161	170
Total shareholders' equity	3,352	2,689
Total liabilities, noncontrolling interests, and shareholders' equity	$14,191	$14,349

Table 3 - Non-Operating (Expense) Income, Net (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Amounts in millions	2023	2022	2023	2022
Interest:
Expense on borrowings(1)	$(75)	$(54)	$(220)	$(152)
UTPs and other tax related liabilities(2)	(4)	(5)	10	(11)
Net periodic pension costs - interest component	(6)	(4)	(19)	(12)
Income	19	5	44	9
Total interest expense, net	$(66)	$(58)	$(185)	$(166)
Other non-operating income, net:
FX gain (loss)(3)	$2	$13	$(29)	$(9)
Net periodic pension costs - other components	8	6	26	18
Income from investments in non-consolidated affiliates	9	10	12	14
Gain (loss) on investments	—	(3)	11	(19)
Other(4)	(1)	—	11	18
Other non-operating income, net	$18	$26	$31	$22
Total non-operating (expense) income, net	$(48)	$(32)	$(154)	$(144)

(1) Expense on borrowings includes interest on long-term debt and realized gains/losses related to interest rate swaps and cross currency swaps.
(2) The amount for the nine months ended September 30, 2023 includes a $22 million reduction of tax-related interest expense primarily related to the resolutions of outstanding tax matters.
(3) The amount for the nine months ended September 30, 2022 includes FX translation losses of $20 million reclassified to earnings resulting from the Company no longer conducting commercial operations in Russia.

(4) The amount for the nine months ended September 30, 2023 reflects a benefit of $9 million related to the favorable resolutions of various tax matters. The amount for the nine months ended September 30, 2022 reflects an $11 million benefit from a statute of limitations lapse relating to reserves established pursuant to the divestiture of Moody’s Analytics Knowledge Services.

Table 4 - Financial Information by Segment (Unaudited)
The table below shows revenue and Adjusted Operating Income by reportable segment. Adjusted Operating Income is a financial metric utilized by the Company’s chief operating decision maker to assess the profitability of each reportable segment.

	Three Months Ended September 30,
	2023				2022
Amounts in millions	MA	MIS	Eliminations	Consolidated	MA	MIS	Eliminations	Consolidated
Total external revenue	$776	$696	$—	$1,472	$685	$590	$—	$1,275
Intersegment revenue	3	47	(50)	—	2	43	(45)	—
Total revenue	779	743	(50)	1,472	687	633	(45)	1,275
Operating, SG&A	517	348	(50)	815	479	344	(45)	778
Adjusted Operating Income	$262	$395	$—	$657	$208	$289	$—	$497
Adjusted Operating Margin	33.6%	53.2%		44.6%	30.3%	45.7%		39.0%
Depreciation and amortization	76	19	—	95	62	21	—	83
Restructuring	22	5	—	27	1	—	—	1
Operating income				$535				$413
Operating margin				36.3%				32.4%

	Nine Months Ended September 30,
	2023				2022
Amounts in millions	MA	MIS	Eliminations	Consolidated	MA	MIS	Eliminations	Consolidated
Total external revenue	$2,260	$2,176	$—	$4,436	$2,055	$2,123	$—	$4,178
Intersegment revenue	10	138	(148)	—	5	129	(134)	—
Total revenue	2,270	2,314	(148)	4,436	2,060	2,252	(134)	4,178
Operating, SG&A	1,584	1,034	(148)	2,470	1,423	1,038	(134)	2,327
Adjusted Operating Income	$686	$1,280	$—	$1,966	$637	$1,214	$—	$1,851
Adjusted Operating Margin	30.2%	55.3%		44.3%	30.9%	53.9%		44.3%
Depreciation and amortization	220	56	—	276	182	60	—	242
Restructuring	38	13	—	51	17	15	—	32
Operating income				$1,639				$1,577
Operating margin				36.9%				37.7%

Table 5 - Transaction and Recurring Revenue (Unaudited)
The following tables summarize the split between transaction revenue and recurring revenue. In the MA segment, recurring revenue represents subscription-based revenue and software maintenance revenue. Transaction revenue in MA represents perpetual software license fees and revenue from software implementation services, risk management advisory projects, and training and certification services. In the MIS segment, excluding MIS Other, transaction revenue represents the initial rating of a new debt issuance, as well as other one-time fees, while recurring revenue represents recurring monitoring fees of a rated debt obligation and/or entities that issue such obligations, as well as revenue from programs such as commercial paper, medium-term notes and shelf registrations. In MIS Other, transaction revenue represents revenue from professional services, while recurring revenue represents subscription-based revenue.

	Three Months Ended September 30,
	2023			2022
Amounts in millions	Transaction	Recurring	Total	Transaction	Recurring	Total

Decision Solutions	$43	$311	$354	$34	$274	$308
	12%	88%	100%	11%	89%	100%
Research & Insights	$4	$218	$222	$4	$197	$201
	2%	98%	100%	2%	98%	100%
Data & Information	$1	$199	$200	$—	$176	$176
	1%	99%	100%	—%	100%	100%
Total MA	$48	$728	$776	$38	$647	$685
	6%	94%	100%	6%	94%	100%

Corporate Finance	$216	$130	$346	$153	$124	$277
	62%	38%	100%	55%	45%	100%
Structured Finance	$48	$54	$102	$51	$50	$101
	47%	53%	100%	50%	50%	100%
Financial Institutions	$52	$74	$126	$41	$68	$109
	41%	59%	100%	38%	62%	100%
Public, Project and Infrastructure Finance	$71	$44	$115	$50	$42	$92
	62%	38%	100%	54%	46%	100%
MIS Other	$1	$6	$7	$1	$10	$11
	14%	86%	100%	9%	91%	100%
Total MIS	$388	$308	$696	$296	$294	$590
	56%	44%	100%	50%	50%	100%

Total Moody's Corporation	$436	$1,036	$1,472	$334	$941	$1,275
	30%	70%	100%	26%	74%	100%

Table 5 - Transaction and Recurring Revenue (Unaudited) Continued

	Nine Months Ended September 30,
	2023			2022
Amounts in millions	Transaction	Relationship	Total	Transaction	Relationship	Total
Decision Solutions	$126	$896	$1,022	$112	$804	$916
	12%	88%	100%	12%	88%	100%
Research & Insights	$12	$642	$654	$12	$595	$607
	2%	98%	100%	2%	98%	100%
Data & Information	$2	$582	$584	$—	$532	$532
	—%	100%	100%	—%	100%	100%
Total MA	$140	$2,120	$2,260	$124	$1,931	$2,055
	6%	94%	100%	6%	94%	100%

Corporate Finance	$682	$385	$1,067	$645	$371	$1,016
	64%	36%	100%	63%	37%	100%
Structured Finance	$142	$161	$303	$217	$151	$368
	47%	53%	100%	59%	41%	100%
Financial Institutions	$195	$218	$413	$159	$209	$368
	47%	53%	100%	43%	57%	100%
Public, Project and Infrastructure Finance	$240	$131	$371	$211	$126	$337
	65%	35%	100%	63%	37%	100%
MIS Other	$4	$18	$22	$3	$31	$34
	18%	82%	100%	9%	91%	100%
Total MIS	$1,263	$913	$2,176	$1,235	$888	$2,123
	58%	42%	100%	58%	42%	100%

Total Moody's Corporation	$1,403	$3,033	$4,436	$1,359	$2,819	$4,178
	32%	68%	100%	33%	67%	100%

Table 6 - Adjusted Operating Income and Adjusted Operating Margin (Unaudited)
The Company presents Adjusted Operating Income and Adjusted Operating Margin because management deems these metrics to be useful measures to provide additional perspective on Moody's operating performance. Adjusted Operating Income excludes the impact of: i) depreciation and amortization; and ii) restructuring charges/adjustments. Depreciation and amortization are excluded because companies utilize productive assets of different estimated useful lives and use different methods of acquiring and depreciating productive assets. Restructuring charges/adjustments are excluded as the frequency and magnitude of these charges may vary widely across periods and companies.
Management believes that the exclusion of the aforementioned items, as detailed in the reconciliation below, allows for an additional perspective on the Company’s operating results from period to period and across companies. The Company defines Adjusted Operating Margin as Adjusted Operating Income divided by revenue.

	Three Months Ended September 30,		Nine Months Ended September 30,
Amounts in millions	2023	2022	2023	2022
Operating income	$535	$413	$1,639	$1,577
Depreciation and amortization	95	83	276	242
Restructuring	27	1	51	32
Adjusted Operating Income	$657	$497	$1,966	$1,851
Operating margin	36.3%	32.4%	36.9%	37.7%
Adjusted Operating Margin	44.6%	39.0%	44.3%	44.3%

Table 7 - Free Cash Flow (Unaudited)
The Company defines Free Cash Flow as net cash provided by operating activities minus payments for capital additions. Management believes that Free Cash Flow is a useful metric in assessing the Company’s cash flows to service debt, pay dividends and to fund acquisitions and share repurchases. Management deems capital expenditures essential to the Company’s product and service innovations and maintenance of Moody’s operational capabilities. Accordingly, capital expenditures are deemed to be a recurring use of Moody’s cash flow. Below is a reconciliation of the Company’s net cash flows from operating activities to Free Cash Flow:

	Nine Months Ended September 30,
Amounts in millions	2023	2022
Net cash provided by operating activities	$1,674	$1,097
Capital additions	(198)	(204)
Free Cash Flow	$1,476	$893
Net cash used in investing activities	$(193)	$(172)
Net cash used in financing activities	$(1,231)	$(957)

Table 8 - Constant Currency Revenue Growth (Decline) (Unaudited)
The Company presents constant currency revenue growth (decline) as its non-GAAP measure of revenue growth (decline). Management deems this measure to be useful in providing additional perspective in assessing the Company's revenue growth (decline) excluding the impacts of changes in foreign exchange rates. The Company calculates the dollar impact of foreign exchange as the difference between the translation of its current period non-USD functional currency results using comparative prior period weighted average foreign exchange translation rates and current year reported results.
Below is a reconciliation of the Company's reported revenue and growth (decline) rates to its constant currency revenue growth (decline) measures:

	Three Months Ended September 30,
Amounts in millions	2023	2022	Change	Growth
MA revenue	$776	$685	$91	13%
FX impact	(17)	—	(17)
Constant currency MA revenue	$759	$685	$74	11%

Decision Solutions revenue	$354	$308	$46	15%
FX impact	(5)	—	(5)
Constant currency Decision Solutions revenue	$349	$308	$41	13%

Research and Insights revenue	$222	$201	$21	10%
FX impact	(3)	—	(3)
Constant currency Research and Insights revenue	$219	$201	$18	9%

Data and Information revenue	$200	$176	$24	14%
FX impact	(9)	—	(9)
Constant currency Data and Information revenue	$191	$176	$15	9%

Table 9 - Key Performance Metrics - Annualized Recurring Revenue (Unaudited)
The Company presents Annualized Recurring Revenue (“ARR”) on a constant currency organic basis for its MA business as a supplemental performance metric to provide additional insight on the estimated value of MA's recurring revenue contracts at a given point in time. The Company uses ARR to manage and monitor performance of its MA operating segment and believes that this metric is a key indicator of the trajectory of MA's recurring revenue base.
The Company calculates ARR by taking the total recurring contract value for each active renewable contract as of the reporting date, divided by the number of days in the contract and multiplied by 365 days to create an annualized value. The Company defines renewable contracts as subscriptions, term licenses, maintenance and renewable services. ARR excludes transaction sales including training, one-time services and perpetual licenses. In order to compare period-over-period ARR excluding the effects of foreign currency translation, the Company bases the calculation on currency rates utilized in its current year operating budget and holds these FX rates constant for the duration of all current and prior periods being reported. Additionally, ARR excludes contracts related to acquisitions to provide additional perspective in assessing growth excluding the impacts from certain acquisition activity.
The Company’s definition of ARR may differ from definitions utilized by other companies reporting similarly named measures, and this metric should be viewed in addition to, and not as a substitute for, financial measures presented in accordance with U.S. GAAP.

Amounts in millions	September 30, 2023	September 30, 2022	Change	Growth
MA ARR
Decision Solutions
Banking	$397	$362	$35	10%
Insurance	511	475	36	8%
KYC	308	260	48	18%
Total Decision Solutions	$1,216	$1,097	$119	11%
Research and Insights	853	787	66	8%
Data and Information	782	711	71	10%
Total MA ARR	$2,851	$2,595	$256	10%

Table 10 - Adjusted Net Income and Adjusted Diluted EPS Attributable to Moody's Common Shareholders (Unaudited)
The Company presents Adjusted Net Income and Adjusted Diluted EPS because management deems these metrics to be useful measures to provide additional perspective on Moody's operating performance. Adjusted Net Income and Adjusted Diluted EPS exclude the impact of: i) amortization of acquired intangible assets; ii) restructuring charges/adjustments; and iii) FX translation losses reclassified to earnings resulting from the Company no longer conducting commercial operations in Russia.
The Company excludes the impact of amortization of acquired intangible assets as companies utilize intangible assets with different estimated useful lives and have different methods of acquiring and amortizing intangible assets. These intangible assets were recorded as part of acquisition accounting and contribute to revenue generation. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized. Furthermore, the timing and magnitude of business combination transactions are not predictable and the purchase price allocated to amortizable intangible assets and the related amortization period are unique to each acquisition and can vary significantly from period to period and across companies. Restructuring charges/adjustments and FX translation losses resulting from the Company no longer conducting commercial operations in Russia are excluded as the frequency and magnitude of these items may vary widely across periods and companies.
The Company excludes the aforementioned items to provide additional perspective when comparing net income and diluted EPS from period to period and across companies as the frequency and magnitude of similar transactions may vary widely across periods.
Below is a reconciliation of these measures to their most directly comparable U.S. GAAP measures:

	Three Months Ended September 30,				Nine Months Ended September 30,
Amounts in millions	2023		2022		2023		2022
Net income attributable to Moody's common shareholders		$389		$303		$1,267		$1,128
Pre-tax Acquisition-Related Intangible Amortization Expenses	$49		$48		$150		$150
Tax on Acquisition-Related Intangible Amortization Expenses	(12)		(11)		(36)		(35)
Net Acquisition-Related Intangible Amortization Expenses		37		37		114		115
Pre-tax restructuring	$27		$1		$51		$32
Tax on restructuring	(6)		(1)		(12)		(8)
Net restructuring		21		—		39		24
FX losses resulting from the Company no longer conducting commercial operations in Russia		—		—		—		20
Adjusted Net Income		$447		$340		$1,420		$1,287

	Three Months Ended September 30,				Nine Months Ended September 30,
Amounts in millions	2023		2022		2023		2022
Diluted earnings per share attributable to Moody's common shareholders		$2.11		$1.65		$6.88		$6.10
Pre-tax Acquisition-Related Intangible Amortization Expenses	$0.27		$0.26		$0.81		$0.81
Tax on Acquisition-Related Intangible Amortization Expenses	(0.06)		(0.06)		(0.19)		(0.19)
Net Acquisition-Related Intangible Amortization Expenses		0.21		0.20		0.62		0.62
Pre-tax restructuring	$0.15		$0.01		$0.28		$0.17
Tax on restructuring	(0.04)		(0.01)		(0.07)		(0.04)
Net restructuring		0.11		—		0.21		0.13
FX losses resulting from the Company no longer conducting commercial operations in Russia		—		—		—		0.11
Adjusted Diluted EPS		$2.43		$1.85		$7.71		$6.96

Note: The tax impacts in the tables above were calculated using tax rates in effect in the jurisdiction for which the item relates.

Table 11 - 2023 Outlook
Moody’s updated outlook for full year 2023, as of October 25, 2023, reflects assumptions about numerous factors that could affect its business and is based on currently available information reviewed by management through, and as of, today’s date. For a complete list of these assumptions, please refer to “Assumptions and Outlook” on page 10 of this earnings release.

Full Year 2023 Moody's Corporation Guidance as of October 25, 2023
MOODY'S CORPORATION	Current guidance	Last publicly disclosed guidance
Revenue	Increase in the high-single-digit percent range	NC
Operating expenses	Increase in the mid-single-digit percent range	NC
Operating margin	Approximately 37%	NC
Adjusted Operating Margin (1)	44% to 45%	NC
Interest expense, net	$250 to $260 million	$260 to $280 million
Effective tax rate	16% to 18%	NC
Diluted EPS	$8.60 to $9.10	$8.70 to $9.20
Adjusted Diluted EPS (1)	$9.75 to $10.25	NC
Operating cash flow	Approximately $2.1 billion	$1.9 to $2.1 billion
Free Cash Flow (1)	Approximately $1.8 billion	$1.6 to $1.8 billion
Share repurchases	Approximately $500 million (subject to available cash, market conditions, M&A opportunities, and other ongoing capital allocation decisions)	NC
Moody's Analytics (MA)	Current guidance	Last publicly disclosed guidance
MA global revenue	Increase of approximately 10%	NC
ARR (2)	Increase in the low-double-digit percent range	NC
MA Adjusted Operating Margin	30% to 31%	NC
Moody's Investors Service (MIS)	Current guidance	Last publicly disclosed guidance
MIS global revenue	Increase in the mid-to-high-single-digit percent range	Increase in the high-single-digit percent range
MIS Adjusted Operating Margin	Approximately 55%	55% to 56%
NC - There is no difference between the Company’s current guidance and the last publicly disclosed guidance for this item.
Note: All current guidance as of October 25, 2023. All last publicly disclosed guidance is as of August 3, 2023.
(1) These metrics are adjusted measures. See below for reconciliation of these measures to their comparable U.S. GAAP measure.
(2) Refer to Table 9 within this earnings release for the definition of and further information on the ARR metric.

The following are reconciliations of the Company's adjusted forward looking measures to their comparable U.S. GAAP measure:

Projected for the Year Ended December 31, 2023
Operating margin guidance	Approximately 37%
Depreciation and amortization	Approximately 6.2%
Restructuring expense	Approximately 1.3%
Adjusted Operating Margin guidance	44% to 45%

Projected for the Year Ended December 31, 2023
Operating cash flow guidance	Approximately $2.1 billion
Less: Capital expenditures	Approximately $0.3 billion
Free Cash Flow guidance	Approximately $1.8 billion

Projected for the Year Ended December 31, 2023
Diluted EPS guidance	$8.60 to $9.10
Acquisition-Related Intangible Amortization	Approximately $0.82
Restructuring	Approximately $0.33
Adjusted Diluted EPS guidance	$9.75 to $10.25